Exhibit 99.1

MACK-CALI BECOMES VERIS RESIDENTIAL

New Brand Aligns with New Strategic Direction, Corporate Values and Evolution into an
Environmentally- and Socially-Conscious, Forward-Thinking Multifamily Company

Important Next Step in Transformation into Immersive, Responsible and Holistically-Inspired

Pure-Play Multifamily REIT Focused on Driving Long-Term Shareholder Value

JERSEY CITY, NEW JERSEY, December 7, 2021 – Mack-Cali Realty Corporation (NYSE: CLI) today announced that it has rebranded to Veris Residential, Inc. reflecting the company’s new strategic direction and corporate values as it transitions into a pure-play multifamily REIT and seeks to generate long-term value for shareholders. The company will continue to be publicly traded on the New York Stock Exchange and will do so under its new name and new ticker symbol, VRE, effective as of December 10, 2021.

Over the past several months, Mack-Cali has made significant progress in achieving its strategic objectives of simplifying its business, strengthening its balance sheet, and enhancing its operational platform. This progress has included over $1 billion of suburban asset sales, the repayment of all corporate level recourse debt, an extensive internal reorganization resulting in $5 million of run-rate cash expense savings, and a renewed commitment to ESG best practices. As a result, the company is now less than a handful of office assets away from transitioning into a pure-play multifamily company in growth markets across the Northeast, building upon the strong leasing momentum of its residential portfolio. Under its new brand ethos, the company will be dedicated to meeting the sustainability-conscious lifestyle needs of its residents by operating in a socially, ethically, and environmentally responsible manner, while seeking to maximize value for all stakeholders.

Mahbod Nia, Chief Executive Officer, said, “Since the establishment of our ESG committee in July 2020, the Board of Directors and management team have worked tirelessly to intricately weave environmental and social considerations into the fabric of the company, serving as a compass to inform our current and future decision-making. Our new brand, Veris Residential, encapsulates our responsible, transparent, and forward-thinking approach, underpinned by a unified culture grounded in equality and meritocratic empowerment. I look forward to leading the company through this next phase of its evolution and building upon our strong momentum this year to continue generating long-term value for our shareholders while positively impacting our residents and the communities we serve.”

The company’s current multifamily portfolio has a sector-leading average property age of only 7 years. Energy efficiency and other environmental considerations have already been integrated into many existing properties and development projects, positioning the portfolio to deliver competitive growth over time. Additionally, in conjunction with its rebrand, the company has begun implementing a number of initiatives at the property and corporate levels that align with its core values, including:

●	Formally endorsing global sustainability initiatives, such as the Ten Principles of the United Nations Global Compact and the Climate Group’s EV 100 (the first U.S. real estate company to do so).

●	Enhancing support for diverse and all-inclusive communities, including increasing gender and ethnic diversity within the company and Board of Directors, establishing employee affinity groups, introducing company wide diversity training, and becoming a signatory of the CEO Action for Diversity & Inclusion Pledge and the UN Women Empowerment Principles.

●	Reducing its overall carbon footprint by establishing thoughtfully-designed new developments, a number of which have received LEED certifications; upgrading building management systems to include smart meters and thermostats as well as remote energy conservation via mobile devices; and considering further ways to mitigate the carbon footprint of existing properties. The company has also adopted 100% renewable electricity within its office headquarters and across the communal areas within its multifamily portfolio.

●	Adopting cutting-edge technology to improve energy consumption by partnering with like-minded organizations that help enhance the resident experience with smart meter technology and by arming employees with the necessary tools to deliver outperformance.

●	Improving the health and wellbeing of its residents and employees, including earning WELL Health and Safety certification across its multifamily properties earlier this year and selectively piloting a number of sustainable technologies, including hydroponic vegetable planting and net zero drinking water solutions, in addition to a wide range of in-place health and wellbeing initiatives.

●	Implementing a flexible, hybrid working structure that ensures the company continues to attract and retain experienced, curious, and passionate team members dedicated to helping Veris Residential continue to achieve success.

●	Continuing to maintain a deep connection with the residents and communities it serves by aligning with national and local organizations that share its values. Veris Residential is proud to partner with national organizations, including Habitat for Humanity, American Red Cross, and the National Forest Foundation while supporting local communities through philanthropic initiatives with Jersey City Medical Center, New City Kids, Boys & Girls Clubs, among others.

Tammy K. Jones, Board Chair, added, “The decision to reposition Mack-Cali as Veris Residential is an important milestone following the transformative steps the company has taken since the reconstitution of the Board of Directors. As we look ahead, we remain committed to maximizing long-term value for our shareholders while also strategically managing evolving ESG risks and opportunities. This integrated approach to the way we conduct our business – one that acknowledges the importance of all stakeholders, strong corporate governance as well as its responsibility to the communities we serve and the planet we inhabit – will be a strong competitive advantage and position Veris for future growth and success.”

About Veris Residential, Inc.

Veris Residential, Inc. is a forward-thinking, environmentally- and socially-conscious real estate investment trust (REIT) that primarily owns, operates, acquires, and develops holistically-inspired, Class A multifamily properties that meet the sustainability-conscious lifestyle needs of today’s residents while seeking to positively impact the communities it serves and the planet at large. The company is guided by an experienced management team and Board of Directors and is underpinned by leading corporate governance principles, a best-in-class and sustainable approach to operations, and an inclusive culture based on equality and meritocratic empowerment. For additional information on Veris Residential, Inc. and our properties available for lease, please visit http://www.verisresidential.com/.

Forward-Looking Statements

Statements made in this communication may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as "may," "will," "plan," "potential," "projected," "should," "expect," "anticipate," "estimate," "target," "continue," or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading "Disclosure Regarding Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.

Media Contact:

Amanda Shpiner/Grace Cartwright

Gasthalter & Co.

212-257-4170

Veris-Residential@gasthalter.com